CUSTODIAN CONTRACT

      THIS CONTRACT between FINANCIAL INDUSTRIAL INCOME FUND, INC. a corporation organized and existing under the laws of the State of Maryland, having its principal office and place of business at 7503 Marin Drive, Englewood, Colorado 80111, hereinafter called the "Fund," and STATE STREET BANK AND TRUST COMPANY, hereinafter called the "Custodian,"

                             W I T N E S S E T H:

      That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

I.    Employment of Custodian and Property to be Held by It

      The Fund hereby employs the Custodian as the Custodian of its assets pursuant to the provisions of its governing documents. The Fund agrees to deliver to the Custodian all securities: and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares ("Shares") of the Fund as may be issued or sold from time to time The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

      The Custodian may from time to time employ one or more subcustodians, but only after having received approval of such employment by specific written instructions from the Fund.

II. Duties of the Custodian with Respect to Property of the Fund Held by the Custodian

A. Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, including all securities owned by the Fund, other than securities which are maintained pursuant to Section K of Article II in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities Systems."

B. Delivery of Securities. The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of proper instructions which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

          (1) Upon sale of such securities for the account of the Fund and receipt of payment in full therefor in cash, certified or cashier's check, other official bank check, or the equivalent.

          (2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund.

          (3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section K hereof.




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          (4)   To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund.

          (5) To the Issuer thereof or its agent when such securities are called, redeemed, retired, or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian.

          (6) To the Issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section J of Article II or into the name or nominee name of any sub-custodian appointed pursuant to
                Article I; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian.

          (7) To the broker selling the same for examination in accordance with the "street delivery" custom; provided that the Custodian shall adopt such procedures as the Fund from time to time shall approve to ensure their prompt return to the Custodian by the broker in the event the broker elects not to accept them.

          (8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the Issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian.

          (9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrant, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          (10) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

          (11) Upon receipt of instructions from the transfer agent for the Fund, for delivery to such transfer agent or to holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and

          (12) For any other proper corporate purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Directors of the Fund or of the


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                Fund's Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made.

C. Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section J of Article II or in the name or nominee name of any sub-custodian appointed pursuant to Article I. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street" or other good delivery form.

D. Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Directors of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

E. Payments for Shares. The Custodian shall receive from the distributor of the Fund's Shares or from the transfer agent of the Fund ("the Transfer Agent") and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

F. Collection of Income. The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the Issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the



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      Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.

G. Payment of Fund Moneys. Upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

      (1)   Upon the purchase of securities for the account of the Fund but only
            (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section C of Article II hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section K of Article II hereof or (C) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, (I) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian or other bank along with written evidence of the agreement by the Custodian or other bank to repurchase such securities from the Fund;

      (2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section B of Article II hereof;

      (3) For the redemption or repurchase of Shares issued by the Fund as set forth in Section I of Article II hereof;

      (4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, investment supervisory fees, administrative services charges, directors fees and expenses, fees and expenses of the Custodian, registrar, transfer agent, and dividend disbursing agent of the Fund, any fiscal agent retained by the Fund, accounting and legal fees and disbursements, and other operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

      (5) For the payment of any dividends declared pursuant to the governing documents of the Fund;

      (6) For any other proper purposes, but only upon receipt of, in addition to proper instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting



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            forth the  purpose for which such  payment is to be made,  declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

H.    Liability for Payment in Advance of Receipt of Securities Purchased.
      In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of the safekeeping receipt, provided that such securities have in fact been so transferred by book-entry.

I.    Payments for Repurchases or Redemptions of Shares of the Fund.
      From such funds as may be available for the purpose but subject to the limitations of the governing documents of the Fund, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

J. Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article II as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of any of its responsibilities or liabilities hereunder.

K. Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities Systems" in accordance with all applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:



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      (1)   The Custodian may keep securities of the Fund in a Securities System
            provided  that  such   securities  are  represented  in  an  account
            ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers.

      (2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund.

      (3) The Custodian shall pay for securities purchased for the account of the Fund upon (I) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (I) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day.

      (4) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

      (5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article IX hereof.

      (6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.



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L.    Ownership  Certificates  for Tax  Purposes.  The  Custodian  shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

M. Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities, in accordance with proper instructions from the Fund.

N. Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from or concerning issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer, or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

O. Proper Instructions. "Proper instructions" as used throughout this Contract shall mean an instruction or certification in writing, signed in the name of the Fund by any two of the officers of the Fund who are duly authorized to give such instruction and sign such a document by the Board of Directors or Executive Committee of the Fund and whose names and signatures have been certified to the Custodian in the following manner:

      (1) An officer of the Funds shall certify to the Custodian the names and signatures of the officers authorized to sign proper instructions, and the names of the members of the Board of Directors and of the Executive Committee of the Fund, and shall certify to the Custodian any changes which may occur from time to time.

      (2) Annexed hereto as Exhibit A is an instruction signed by two of the present officers of the Fund under its corporate seal, setting forth the names and the signatures of the present officers of the Fund, and the names of the members of the Board of Directors and Executive Committee of the Fund. The Fund agrees to furnish to the Custodian a new instruction in similar form in the event any such present officer or director ceases to be an officer or director of the Fund, or in the event that other or additional officers or directors are



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            elected or appointed.  Until such new  instructions  in acting under the provisions of this Contract upon the signatures of the present officers as set forth in said annexed instructions or upon the signatures of the present officers as set forth in a subsequently issued instruction.

            Each such instruction shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered proper instructions only if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a detailed description of procedures approved by the Board of Directors, "proper instructions" may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.

P. Clearance of Security Transactions and Collection of Income. In connection with clearance of security transactions and collection of income (such as dividends and interest) and capital adjustments (such as stock splits, stock dividends, rights, warrants, etc.) on the securities held in custody for the Fund, the Custodian shall exercise diligence and take all appropriate action, including the following:

      (1) On security purchases for the Fund portfolio, the Custodian shall not accept delivery and make payment unless the securities are in proper form (including receipt of a due bill, if appropriate); and if delivery is refused, the Custodian shall inform the delivering broker or agent and the Fund of such refusal and the reasons therefor;

      (2) On security sales from the Fund portfolio, the Custodian shall deliver to the broker or agent in proper form and on a timely basis, and if delivery and payment is refused by the broker or agent, the Custodian shall notify the Fund of such refusal and the reason therefor, and make reasonable efforts to rectify any error in the delivery form caused by the Custodian, and continue to seek to make delivery until the transaction is cleared; provided, however, that the Fund shall be responsible for rectifying errors caused by the Fund, brokers or others, and shall cooperate fully with the Custodian to assist it in making delivery and clearing such transactions;

      (3) The Custodian shall maintain, with reasonable care, a schedule of income and capital adjustments receivable on the securities held in custody for the Fund, based upon published information received by



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            the Custodian,  concerning such income and capital adjustments,  and shall make reasonable efforts, including follow-up with paying agents, to assure timely collection of such scheduled income and capital adjustments, as further provided in Section F of Article II
            hereof;   provided   that  the  Fund  as  part  of  its   regulatory
            record-keeping responsibilities shall also maintain schedules of such income and capital adjustments and provide to the Custodian on a timely basis all information that the Custodian may reasonably request to assist the Custodian in providing such service.

Q. Actions Permitted Without Express Authority. The Custodian may in its discretion, without express authority from the Fund:

      (1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this contract, provided that all such payments shall be accounted for to the Fund;

      (2) surrender securities in temporary form for securities in definitive form;

      (3) endorse for collection, in the name of the Fund, checks, drafts, and other negotiable instruments; and

      (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer, and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Directors of the Fund.

R. Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary. The protection and authority granted pursuant to this Section shall not be deemed a waiver of the necessity for the Custodian to receive proper instructions as required by provisions of this Contract and as defined in Section O of this Article II.

III.  Duties of Custodian With Respect to Reports

            The Custodian shall furnish the Fund at the close of each business day with information concerning all transactions and entries for the account of the Fund on that day, including the receipt and disbursement of all securities and cash in connection with purchases and sales of securities, dividends and interest payments, exchanges, and any other transaction. The Custodian shall furnish the Fund at the end of every month with a statement of the Fund's accounts, including a list of the portfolio securities held for the Fund. Semiannually at the end of each month on which a semiannual fiscal period of the



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Fund ends, such list shall be adjusted for all commitments confirmed by the Fund as of the end of such month, and certified by a duly authorized officer of the Custodian. The Custodian shall also furnish to the Fund such other statements and reports as it may reasonably require.

IV.   Records

            The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

V.    Opinion of Fund's Independent Accountant

            The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1 and Form N-1R or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

VI.   Reports to Fund by Independent Accountants

            The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, which shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed, shall state in detail material inadequacies disclosed by such examination, and, if there are no such inadequacies, shall so state.

VII.  Compensation of Custodian

            The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

VIII. Responsibility of Custodian

            So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon written advice of counsel (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate agreement entered into between the Custodian and the Fund.

            If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

IX.   Effective Period, Termination and Amendment

            This  Contract  shall become  effective as of its  execution,  shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual written agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that the Custodian shall not act under Section K of Article II hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provide further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Fund's governing documents, and provided further that the Fund may at any time by action of its Board of Directors (I) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the
Comptroller  of the  Currency  or upon  the  happening  of a like  event  at the
direction   of  an   appropriate   regulatory   agency  or  court  of  competent
jurisdiction.

            Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses, and disbursements.

X.    Successor Custodian

            If a successor custodian shall be appointed by the Board of Directors of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, fully endorsed and in the form for transfer, all securities then held by it hereunder, and all funds and other properties of the Fund.

            If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian such securities, funds, and other properties in accordance with such vote.

            In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this contract. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

            In the event that securities, funds, and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of vote referred to or of the Board of Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds, and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

XI.   Interpretive and Additional Provisions

            In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the governing documents of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

XII.  Massachusetts Law to Apply

            This  Contract  shall  be  construed  and  the  provisions   thereof
interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

XIII. Miscellaneous

A. Assignment. This Contract may not be assigned by either party without the written consent of the other party first being obtained. Any assignment or consent to assignment by the Fund must be approved by resolution of its Board of Directors or of its Executive Committee.

B. Conflict with Rules and Regulations. If any provision of this Contract, either in its present form or as amended from time to time, limits, qualifies, or conflicts with the Investment Company Act of 1940 and the rules and regulations thereunder, or with any other statute, rules, and regulations which may govern the activities of the Custodian or of the Fund, such statutes, rules, and regulations shall be deemed to control and supersede such provision, without nullifying or terminating the remainder of this Contract.

            IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its fully authorized representative and its seal to be hereunder affixed as of the 1st day of February 1980.

                              FINANCIAL INDUSTRIAL INCOME FUND, INC.

                              By:   C. L. Powell
                                    ---------------------------------
                                    Vice President


                              STATE STREET BANK AND TRUST COMPANY


                              By:   /s/ Len M. Locke
                                    ---------------------------------
                                    Vice President